UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21214	86-0585310

(Commission File Number)	(IRS Employer Identification Number)

1275 West Washington, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(602) 286-5520

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On November 26, 2003, OrthoLogic Corp. issued a press release announcing that that it completed the sale of its bone growth stimulation device business to dj Orthopedics, LLC, a wholly-owned subsidiary of dj Orthopedics, Inc. for $93 million in cash plus the assumption of approximately $1.4 million of liabilities. The transaction was approved at a Special Meeting of Stockholders of OrthoLogic Corp. held earlier on November 26, 2003. A copy of the press release announcing the sale is attached as exhibit 99.1 to this Form 8-K. OrthoLogic Corp. will make a subsequent Form 8-K filing within 15 days of the closing announcing the transaction under item 2 of Form 8-K and providing the financial statements required under item 7 of Form 8-K.

Item 7. Exhibits

     (c) Exhibits

Exhibit No.	Exhibit Description	Filed Herewith

99.1	Press Release dated November 26, 2003	X

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2003	OrthoLogic Corp.

/s/ Thomas Trotter
Thomas Trotter
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated November 26, 2003, issued by OrthoLogic Corp.